URGENT NOTICE

Dear Shareholder,

We still need your help. We adjourned the shareholder meeting a second time to provide shareholders who have not yet cast their important proxy vote with more time to do so. Our records indicate that we still have not received your proxy voting instructions. Please help us by casting your proxy vote today. Your vote would help us reach the required quorum to conduct the official business of Day Hagan Smart Value Fund at the adjourned meeting on December 5, 2023.

If you have any proxy related questions, please contact your financial advisor, or you can contact Arthur S. Day, Partner and Senior Portfolio Manager for Day Hagan Asset Management, directly at 1-941-330-1702.

To cast your vote, please follow the voting instructions on the enclosed proxy card.

Please help us by casting your vote today. Sincerely, Arthur S. Day Day Hagan Asset Management

As described in detail in the proxy statement, shareholders of the Fund are being asked to approve an investment management agreement with Logix Investments LLC, the Fund’s proposed new investment manager. Please refer to the Proxy Statement, which can be found at vote.proxyonline.com/DayHagan/docs/proxy.pdf